Exhibit 23.1


               Consent of Independent Certified Public Accountants


We consent to incorporation by reference in the Registration Statement on Form S-8, (SEC File No. 333-74632), filed on December 6, 2001, and the Registration Statement on Form S-8, (SEC File No. 333-89682), filed on June 3, 2002, of our independent accountant's review report dated September 16, 2002 relating to the unaudited balance sheets of Humatech, Inc. as of July 31, 2002 and 2001 and related statements of operations and comprehensive loss and cash flows for the three months ended July 31, 2002 and 2001, which report has been separately submitted to management as said report relates our review of the financial statements included in the Quarterly Report on Form 10-QSB for the quarter ended July 31, 2002, pursuant to the requirements of SEC Release 34-42266.


                                                         /s/ S. W. Hatfield, CPA
                                                        ------------------------
                                                        S. W. HATFIELD, CPA

Dallas, Texas
September 16, 2002